UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2010

China Golf Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53399	75-3264747
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

China Merchants Tower, Suite 1503 161 Lujiazui East Road, Shanghai PRC 20001
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011-86-21 5876 5017

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2010, the size of the Board of Directors of China Golf Group, Inc. (the “Company”) was increased from three to four. To fill the vacancy thus created, Ms. Zhuangyan Zou, currently Chief Financial Officer of the Company, was appointed as a director of the Company. Ms. Zou receives no compensation for her directorship.

Ms. Zou, age 36, has been working as the Company's Chief Financial Officer since July 6, 2010 and as a director of Goodintend Holdings Limited, a wholly owned subsidiary of the Company since February 2010. Prior to that, Ms. Zou was involved in the strategic planning and investments for a Canadian company, Smart Technologies Inc. during 2005 through 2009. During 1999 through to 2001, she worked as a District Manager for American Power Conversion Corporation, a company engages in the business of Information Technology industry. Ms. Zou achieved her MBA in Finance at University of Calgary in 2005, and she graduated from Wuhan University of Science and Technologies with a Bachelor’s degree in Marine Engineering in 1994.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2010

China Golf Group, Inc.

By:	/s/ Ye Bi
Ye Bi
Chief Executive Officer